UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2005

MIKOHN GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	00-22752	88-0218876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Pilot Road, P.O. Box 98686

Las Vegas, NV 89119-8686

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code

(702) 896-3890

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This supplements our current report on Form 8-K, which was originally filed with the Commission on June 17, 2005. This is being filed to clarify the manner in which the conversion price was calculated for the convertible notes that may be issuable to IGT.

Item 8.01 Other Events.

The conversion price for the 6% Senior Subordinated Convertible Notes issuable to IGT equals the trailing closing price of our Common Stock, as reported by Nasdaq, for the period beginning April 1, 2005 and ending on May 2, 2005. May 2, 2005 was the date on which we reached a tentative understanding with IGT as to the essential terms and conditions of an expanded relationship between us, and began drafting definitive documentation related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION

Date: June 17, 2005

/s/ Michael A. Sicuro
Michael A. Sicuro
Executive Vice President, Chief Financial Officer, Treasurer and Secretary